Calculation of Filing Fee Tables
S-3
Mineralys Therapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, $0.0001 par value per share	457(o)
		Equity	Preferred Stock, $0.0001 par value per share	457(o)
		Debt	Debt Securities	457(o)
		Other	Warrants	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 54,268,911.00	0.0001531	$ 8,308.57
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 54,268,911.00		$ 8,308.57
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 8,308.57
Offering Note
[1]	Note 1a: The registrant previously registered the offer and sale of certain securities having a proposed maximum aggregate offering price of $500,000,000 pursuant to a Registration Statement on Form S-3 (File No. 333-278122) (the "Prior Registration Statement"), which was initially filed on March 21, 2024 and declared effective by the Securities and Exchange Commission on April 11, 2024. As of the date hereof, a balance of $271,344,555.08 of such securities remains unsold under the Prior Registration Statement. In accordance with Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction IV(A) of Form S-3, the registrant is hereby registering the offer and sale of an additional $54,268,911 of its Securities. The additional amount of Securities that is being registered for offer and sale represents no more than 20% of the maximum aggregate offering price of the remaining securities available to be sold under the Prior Registration Statement. Note 1b: The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities covered by this registration statement and is not specified as to each class of security pursuant to Instruction 2.A.ii.b to Item 16(b) of Form S-3 under the Securities Act. Note 1c: Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of common stock that are issued upon conversion of debt securities or preferred stock or upon exercise of warrants registered hereunder. The aggregate maximum offering price of all securities issued by the Company pursuant to this registration statement will not exceed $54,268,911.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A